                                                                      EXHIBIT 11


                                     YAHOO! INC.
                      Computation of Net Income (Loss) per Share




                                           Three Months Ended                  Nine Months Ended
                                    ---------------------------------  --------------------------------
                                    September 30,     September 30,    September 30,     September 30,
                                        1997              1996             1997              1996
                                    ---------------  ----------------  ---------------  ---------------


Net income (loss)                      $1,637,000       ($1,145,000)    ($18,697,000)      ($2,430,000)
                                    ---------------  ----------------  ---------------  ---------------
                                    ---------------  ----------------  ---------------  ---------------

Weighted average number of Common      42,749,000        39,756,000       41,742,000        36,140,000(a)
  shares used in computation:

Common stock options and warrants
  using the modified treasury method    7,347,000                 -                -              -

                                    ---------------  ----------------  ---------------  ---------------
             Total                     50,096,000        39,756,000       41,742,000        36,140,000
                                    ---------------  ----------------  ---------------  ---------------
                                    ---------------  ----------------  ---------------  ---------------


Net income (loss) per common and
  common equivalent share                   $0.03            ($0.03)          ($0.45)           ($0.07)
                                    ---------------  ----------------  ---------------  ---------------
                                    ---------------  ----------------  ---------------  ---------------
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(a) Common equivalent shares are excluded from the computation as their effect is antidilutive, except that for the nine month period ended
    September 30, 1996, pursuant to the Securities and Exchange Commission
    Staff Accounting Bulletin, the convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the public offering price) issued subsequent to March 5,
    1995 through April 11, 1996 have been included in the computation as if they were outstanding for the entire period.